FOURTH AMENDMENT

to

AMENDED AND RESTATED

ADMINISTRATION AGREEMENT

THIS AMENDMENT is made effective as of the 1st day of January 2011, and amends that certain amended and restated administration agreement, dated as of January 1, 2010 between the trusts listed on Schedule A (each, a “Trust” and together the “Trusts”) including the funds listed under each Trust commonly known as Virtus Mutual Funds (each, a “Fund” and together the “Funds”) and VP Distributors, Inc. (the “Administrator”) (the “Administration Agreement”), as herein below provided.

W I T N E S S E T H :

WHEREAS, pursuant to Section 4 of the Administration Agreement, the Trusts and the Administrator have agreed to amend the fees payable to the Administrator under the Administration Agreement as indicated below; and

WHEREAS, the Trusts and the Administrator desire to properly document the amended fees as agreed;

NOW, THEREFORE, in consideration of the foregoing premises, it is agreed as follows:

1. The schedule of fees set forth in Section 4(a) of the Administration Agreement is hereby amended to reflect the following fee rates:

Non-Money Market Funds		Money Market Funds
Net Assets	Administrative Fee[1]	Net Assets	Administrative Fee[2]
Less than or equal to $15 billion	0.10%	All Assets	.015%
Over $15 billion and up to and including $30 billion	0.095%
Over $30 billion and up to and including $50 billion	0.09%
In excess of $50 billion	0.085%

[1]	Fee is based on combined assets of all non-money market series of Virtus Mutual Funds and Phoenix Edge Series Fund.
[2]	Fee is based on combined assets of all money market series of Virtus Mutual Funds and Phoenix Edge Series Fund.

2. Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect. All capitalized terms used but not defined herein shall have such meanings as ascribed thereto in the Administration Agreement. This Amendment may be executed in two or more counterparts, which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Termination to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS VIRTUS EQUITY TRUST VIRTUS INSIGHT TRUST VIRTUS INSTITUTIONAL TRUST VIRTUS OPPORTUNITIES TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Chief Financial Officer and Treasurer

VP DISTRIBUTORS, INC.

By:	/s/ David G. Hanley
Name:	David G. Hanley
Title:	Vice President and Treasurer

SCHEDULE A

(Dated: January 1, 2011)

Virtus Equity Trust :

Virtus Balanced Fund

Virtus Capital Growth Fund

Virtus Growth & Income Fund

Virtus Mid-Cap Core Fund

Virtus Mid-Cap Growth Fund

Virtus Mid-Cap Value Fund

Virtus Quality Large-Cap Value Fund

Virtus Quality Small-Cap Fund

Virtus Small-Cap Core Fund

Virtus Small-Cap Growth Fund

Virtus Small-Cap Sustainable Growth Fund

Virtus Strategic Growth Fund

Virtus Tactical Allocation Fund

Virtus Insight Trust:

Virtus Balanced Allocation Fund

Virtus Core Equity Fund

Virtus Disciplined Small-Cap Opportunity Fund

Virtus Disciplined Small-Cap Value Fund

Virtus Emerging Markets Opportunities Fund

Virtus High Yield Income Fund

Virtus Insight Government Money Market Fund

Virtus Insight Money Market Fund

Virtus Insight Tax-Exempt Money Market Fund

Virtus Intermediate Government Bond Fund

Virtus Intermediate Tax-Exempt Bond Fund

Virtus Short/Intermediate Bond Fund

Virtus Tax-Exempt Bond Fund

Virtus Value Equity Fund

Virtus Institutional Trust

Virtus Institutional Bond Fund

Virtus Opportunities Trust:

Virtus AlphaSector Rotation Fund

Virtus AlphaSector Allocation Fund

Virtus Alternatives Diversifier Fund

Virtus Bond Fund

Virtus CA Tax-Exempt Bond Fund

Virtus Foreign Opportunities Fund

Virtus Global Infrastructure Fund

Virtus Global Opportunities Fund

Virtus Global Real Estate Securities Fund

Virtus Greater Asia EX Japan Opportunities Fund

Virtus Greater European Opportunities Fund

Virtus High Yield Fund

Virtus International Equity Fund

Virtus International Real Estate Securities Fund

Virtus Market Neutral Fund

Virtus Multi-Sector Fixed Income Fund

Virtus Multi-Sector Short Term Bond Fund

Virtus Premium AlphaSector Fund

Virtus Real Estate Securities Fund

Virtus Senior Floating Rate Fund